Exhibit 99.1
NEWPARK RESOURCES REPORTS SECOND QUARTER 2023 RESULTS

THE WOODLANDS, Texas – August 1, 2023 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for the second quarter ended June 30, 2023.
SECOND QUARTER 2023 RESULTS
(all comparisons versus the prior year period unless otherwise noted)
•Industrial Solutions segment revenue of $48.1 million, -2%; year-to-date $103.9 million, +23%
•Fluid Systems segment revenue of $135.2 million, -7%; year-to-date $279.4 million, -2%
•Net Income of $1.7 million, or $0.02 per diluted share
•Adjusted Net Income of $6.8 million, or $0.08 per diluted share
•Adjusted EBITDA of $19.8 million, +49%
•Adjusted EBITDA margin of 10.8%, +400 basis points
•Total Debt of $98 million, Net Debt of $76 million and Net Leverage of 0.9x as of June 30, 2023
•Repurchased $5 million of common equity under our share repurchase authorization; a total of $20 million repurchased year-to-date
MANAGEMENT COMMENTARY
“Through the first half of the year, our team demonstrated meaningful progress delivering on our commercial growth, operational excellence and capital allocation priorities, while continuing to scale an Industrial Solutions platform equipped to drive long-term value creation for our shareholders,” stated Matthew Lanigan, President and Chief Executive Officer of Newpark Resources.
“On a trailing twelve-month basis through the end of the second quarter, Industrial Solutions segment revenue and Adjusted EBITDA increased by 20% and 41%, respectively, while segment Adjusted EBITDA margin has improved by more than 500 basis points,” continued Lanigan. “Importantly, we remain in the early innings of our Industrial Solutions power transmission and critical infrastructure market penetration plan as we seek to accelerate organic growth, while we optimize asset utilization, maintain price discipline and capitalize on higher-margin rental opportunities.”
“Newpark continues to build a market-leading position within site and access support,” continued Lanigan. “While our composite matting technology and related support solutions remain core to our value proposition, our vision is to expand our high-value platform of site and access products and specialty rental solutions to further embed us as a tier-one supplier and partner to the multi-billion-dollar energy infrastructure and industrial markets.”
“As previously announced, we launched a formal strategic review of our Fluids Systems segment in June,” continued Lanigan. “Over the last year, we’ve reshaped Fluids into a more competitive, higher-return business by reducing costs and invested capital, exiting non-core markets, and focusing efforts within international regions where we are competitively advantaged. Our actions to date have meaningfully transformed the Fluids business, with 54% of first half 2023 revenues derived from our Eastern Hemisphere and Canada business units. While the opportunity and outlook for our capital-lite international Fluids business remains robust, we will continue to prioritize capital investment toward Industrial Solutions expansion opportunities, which continue to demonstrate superior return profiles.”
“In addition to the commercial momentum we’re seeing in our Industrial Solutions business, we’ve also continued to reduce costs across the organization, while improving organizational efficiency,” continued Lanigan. “As highlighted last quarter, we’ve implemented actions in the first half of the year to remove $6 million in annualized fixed overhead costs from our business, which we expect to be fully realized in our expense levels in the second half of the year. Additionally, in a scenario in which we successfully exit the

Fluids business, we anticipate a further opportunity to simplify our overhead structure and drive a meaningful SG&A cost reduction within the remaining organization.”
“We continue to maintain a conservative, well-capitalized balance sheet to support the ongoing growth of our business,” stated Gregg Piontek, Senior Vice President and Chief Financial Officer. “Looking ahead, our primary capital allocation priorities include organic investments in rental fleet expansion and further reducing debt to support opportunistic growth investments within our industrial portfolio while continually evaluating repurchases under our share repurchase authorization.”
“With an expanding pipeline of near-term opportunities, together with a stable base of recurring projects within our existing customer base, we remain highly constructive on the outlook for our business entering the second half of the year,” concluded Lanigan.
BUSINESS UPDATE
Newpark is engaged in a multi-year business transformation plan designed to drive organic commercial growth within targeted, higher-margin product and rental markets; improve asset optimization and organizational efficiency; and pursue a capital allocation strategy that prioritizes organic and inorganic investments in opportunities with superior return profiles, together with a robust return of capital program.
During the second quarter, Newpark continued to deliver on its business transformation plan, highlighted by the following (all comparisons versus the prior year period unless otherwise noted):
•Strong commercial growth in core Industrial Solutions segment. During the second quarter, Industrial Solutions revenue from specialty rental and services increased 24% and 42%, respectively, driven by a combination of continued market share gains and price discipline. During the second quarter, the Company introduced the new DURA-BASE® 800 Series™, the most lightweight, heavy-duty composite matting system in the market. Revenues from product sales declined to $8 million for the second quarter of 2023, reflecting typical quarterly fluctuations in order and delivery timing. For the first half 2023, revenues from product sales have increased 20% year-over-year, reflecting strong demand from the utility sector.
•Delivered significant margin expansion, led by Industrial Solutions. During the second quarter, consolidated gross margin increased 470 basis points year-over-year to 18.1%, while Adjusted EBITDA margin improved 400 basis points to 10.8% in the period. Both reporting segments delivered significant margin expansion in the second quarter compared to the prior year period, with Industrial Solutions segment Adjusted EBITDA margin increasing 660 basis points to 37.7%, and Fluids Systems segment Adjusted EBITDA margin increasing 350 basis points to 6.5%. Margin expansion was attributable to a combination of improved asset optimization and reductions in fixed overhead expenses.
•Fluids Systems segment momentum continues, led by Eastern Hemisphere. Newpark delivered record Eastern Hemisphere revenue in the second quarter, supported by expanding customer drilling activity in the region and improved pricing on multi-year contracts. Newpark’s Eastern Hemisphere revenue increased 36% in the second quarter to $65 million, representing 48% of Fluids Systems revenue in the quarter.
•Programmatic expense reduction program underway. Since 2021, Newpark has reduced SG&A from 15.4% of total revenue to 13.3% in the first half of 2023. On a year-to-date basis, the Company has taken actions to remove approximately $6 million in overhead costs within Fluids Systems and its corporate headquarters, incurring $2.1 million of severance costs.
•Conservative balance sheet management highlighted by reduction in net leverage. Over the last twelve months ending June 30, 2023, Newpark has reduced its total debt outstanding by $46 million, supporting a year-over-year reduction in Net Leverage to 0.9x at the end of the second quarter 2023.
•Active return of capital program. Newpark repurchased $5 million of common equity during the second quarter, bringing its year to date repurchases to $20 million under its share repurchase program. As of June 30, 2023, the Company had $30 million remaining under its existing repurchase authorization.
FINANCIAL PERFORMANCE
In the second quarter 2023, Newpark generated net income of $1.7 million, or $0.02 per diluted share, on total revenue of $183.3 million, compared to a net loss of $7.8 million, or ($0.08) per basic share, on total revenue of $194.1 million, in the prior year period. The Company reported second quarter Adjusted Net Income of $6.8 million, or $0.08 per diluted share, compared to Adjusted Net Income of $1.1 million, or $0.01 per diluted share, in the prior year period. Newpark reported Adjusted EBITDA of $19.8 million in the second quarter 2023, or 10.8% of total revenue, compared to $13.3 million, or 6.8% of total revenue, in the second quarter 2022.
The Industrial Solutions segment generated revenues of $48.1 million in the second quarter 2023, compared to $48.9 million in the prior year period. Segment operating income was $12.8 million in the second quarter, compared to $9.8 million in the prior year period.
The Fluids Systems segment generated revenues of $135.2 million in the second quarter 2023, compared to $145.3 million in the prior year period. Segment operating income was $2.0 million in the second quarter, compared to $0.4 million in the prior year period. The second quarter 2023 Fluids Systems operating income includes $4.9 million in total charges including $2.1 million of net facility exit and severance costs as well as $2.8 million of non-cash impairment charges related to inventory and long-lived assets associated with the exit of certain operations.
Corporate office expenses were $8.9 million in the second quarter 2023, compared to $7.5 million in the prior year period. The second quarter 2023 corporate office expenses include $0.9 million of severance expense associated with restructuring actions as well as $0.8 million of costs related to strategic planning projects.
BALANCE SHEET AND LIQUIDITY
As of June 30, 2023, Newpark had total cash of $22 million and available liquidity under its U.S. ABL credit facility of $80 million. At the end of the second quarter, the Company had total Net Debt outstanding of $76 million, or 0.9x its trailing twelve-month Adjusted EBITDA as of June 30, 2023.
Newpark generated $7 million of operating cash flow in the second quarter 2023. Net changes in working capital used $6 million of cash, reflecting timing of changes associated with lower revenue, including a $13 million reduction in accounts payable. Fluids Systems divestitures generated $11 million while capital investments used $7 million, net, primarily funding the expansion of the rental fleet to support organic growth efforts in Industrial Solutions. The Company also used $6 million of cash to reduce debt and $5 million to fund share repurchases.

FINANCIAL GUIDANCE
The following forward-looking guidance reflects the Company’s current expectations and beliefs as of August 1, 2023 and is subject to change. The following statements apply only as of the date of this disclosure and are expressly qualified in their entirety by the cautionary statements included elsewhere in this document.
For the third quarter 2023, Newpark currently anticipates the following:
•Industrial Solutions segment revenue in a range of $52-$58 million
•Fluids Systems segment revenue in a range of $120-$130 million
•Total Adjusted EBITDA in a range of $17-$22 million
•Total Free Cash Flow in a range of $15-$25 million
SECOND QUARTER 2023 RESULTS CONFERENCE CALL
A conference call will be held Wednesday, August 2, 2023 at 9:30 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.
A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.newpark.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
To participate in the live teleconference:

Domestic Live:	800-445-7795
International Live:	785-424-1699
Conference ID:	NRQ223
To listen to a replay of the teleconference, which subsequently will be available through August 9, 2023:

Domestic Replay:	800-934-3336
International Replay:	402-220-1148
ABOUT NEWPARK RESOURCES
Newpark Resources, Inc. is a geographically diversified supplier providing environmentally-sensitive products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry; our ability to generate internal growth; economic and market conditions that may impact our customers’ future spending; our customer concentration and reliance on the U.S. exploration and production market; our international operations; the ongoing conflict between Russia and Ukraine; operating hazards present in the oil and natural gas and utilities industries and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; our expanding services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments, business acquisitions, and joint ventures; our market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity breaches or business system disruptions; our ability to execute on strategic actions, including whether any transaction will take place in connection with the strategic review of our Fluids Systems division; our divestitures; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
IR CONTACT
Rob Krotee
Vice President, Strategy, Corporate Business Development and Investor Relations
Investors@Newpark.com

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues	$183,256	$200,030	$194,144	$383,286	$370,582
Cost of revenues	150,170	164,738	168,206	314,908	319,194
Selling, general and administrative expenses	25,576	25,410	24,330	50,986	48,763
Other operating (income) loss, net	(1,184)	(261)	(80)	(1,445)	(30)
Impairments and other charges	2,816	—	7,905	2,816	7,905
Operating income (loss)	5,878	10,143	(6,217)	16,021	(5,250)

Foreign currency exchange (gain) loss	(102)	319	(583)	217	(519)
Interest expense, net	2,146	2,089	1,638	4,235	2,844
Income (loss) before income taxes	3,834	7,735	(7,272)	11,569	(7,575)

Provision (benefit) for income taxes	2,132	2,115	480	4,247	(2,344)
Net income (loss)	$1,702	$5,620	$(7,752)	$7,322	$(5,231)

Calculation of EPS:
Net income (loss) - basic and diluted	$1,702	$5,620	$(7,752)	$7,322	$(5,231)

Weighted average common shares outstanding - basic	85,761	88,573	92,657	87,159	92,389
Dilutive effect of stock options and restricted stock awards	1,712	1,997	—	1,853	—
Weighted average common shares outstanding - diluted	87,473	90,570	92,657	89,012	92,389

Net income (loss) per common share - basic:	$0.02	$0.06	$(0.08)	$0.08	$(0.06)
Net income (loss) per common share - diluted:	$0.02	$0.06	$(0.08)	$0.08	$(0.06)

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues
Fluids Systems	$135,181	$144,174	$145,261	$279,355	$286,275
Industrial Solutions	48,075	55,856	48,883	103,931	84,307
Industrial Blending	—	—	—	—	—
Total revenues	$183,256	$200,030	$194,144	$383,286	$370,582

Operating income (loss)
Fluids Systems	$1,965	$3,466	$425	$5,431	$3,799
Industrial Solutions	12,774	14,483	9,754	27,257	16,112
Industrial Blending	—	—	(8,912)	—	(9,798)
Corporate office	(8,861)	(7,806)	(7,484)	(16,667)	(15,363)
Total operating income (loss)	$5,878	$10,143	$(6,217)	$16,021	$(5,250)

Segment operating margin
Fluids Systems	1.5%	2.4%	0.3%	1.9%	1.3%
Industrial Solutions	26.6%	25.9%	20.0%	26.2%	19.1%

Summarized operating results (including charges in the Fluids Systems non-GAAP reconciliation table) of our now exited Excalibar business and Gulf of Mexico operations, both included in the Fluids Systems segment historical results, are shown in the following tables:

	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues
Excalibar	$—	$—	$12,099	$—	$26,445
Gulf of Mexico	—	—	7,412	—	10,106
Total revenues	$—	$—	$19,511	$—	$36,551

Operating income (loss)
Excalibar	$—	$(77)	$817	$(77)	$1,650
Gulf of Mexico	(2,107)	(2,311)	(3,643)	(4,418)	(6,260)
Total operating income (loss)	$(2,107)	$(2,388)	$(2,826)	$(4,495)	$(4,610)

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$22,353	$23,182
Receivables, net	193,365	242,247
Inventories	147,113	149,571
Prepaid expenses and other current assets	14,231	10,966
Total current assets	377,062	425,966

Property, plant and equipment, net	194,584	193,099
Operating lease assets	22,549	23,769
Goodwill	47,273	47,110
Other intangible assets, net	18,766	20,215
Deferred tax assets	2,480	2,275
Other assets	2,237	2,441
Total assets	$664,951	$714,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$21,654	$22,438
Accounts payable	79,437	93,633
Accrued liabilities	39,327	46,871
Total current liabilities	140,418	162,942

Long-term debt, less current portion	76,466	91,677
Noncurrent operating lease liabilities	18,844	19,816
Deferred tax liabilities	7,780	8,121
Other noncurrent liabilities	7,310	9,291
Total liabilities	250,818	291,847

Common stock, $0.01 par value (200,000,000 shares authorized and 111,669,464 and 111,451,999 shares issued, respectively)	1,117	1,115
Paid-in capital	637,435	641,266
Accumulated other comprehensive loss	(64,884)	(67,186)
Retained earnings	3,903	2,489
Treasury stock, at cost (24,889,137 and 21,751,232 shares, respectively)	(163,438)	(154,656)
Total stockholders’ equity	414,133	423,028
Total liabilities and stockholders’ equity	$664,951	$714,875

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$7,322	$(5,231)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Impairments and other non-cash charges	2,816	7,905
Depreciation and amortization	15,803	20,563
Stock-based compensation expense	3,298	3,198
Provision for deferred income taxes	(916)	(6,918)
Credit loss expense	464	447
Gain on sale of assets	(1,649)	(2,001)
Amortization of original issue discount and debt issuance costs	274	587
Change in assets and liabilities:
(Increase) decrease in receivables	39,324	(5,350)
Increase in inventories	(3,440)	(38,660)
Increase in other assets	(3,187)	(5,196)
Increase (decrease) in accounts payable	(14,453)	12,208
Decrease in accrued liabilities and other	(8,808)	(4,563)
Net cash provided by (used in) operating activities	36,848	(23,011)

Cash flows from investing activities:
Capital expenditures	(15,347)	(9,515)
Proceeds from divestitures	18,086	—
Proceeds from sale of property, plant and equipment	2,304	1,943
Net cash provided by (used in) investing activities	5,043	(7,572)

Cash flows from financing activities:
Borrowings on lines of credit	149,253	156,420
Payments on lines of credit	(167,435)	(129,914)
Proceeds from term loan	—	3,754
Debt issuance costs	—	(997)
Purchases of treasury stock	(21,966)	(2,537)
Other financing activities	(2,864)	296
Net cash provided by (used in) financing activities	(43,012)	27,022

Effect of exchange rate changes on cash	332	(1,412)

Net decrease in cash, cash equivalents, and restricted cash	(789)	(4,973)
Cash, cash equivalents, and restricted cash at beginning of period	25,061	29,489
Cash, cash equivalents, and restricted cash at end of period	$24,272	$24,516

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA Margin, Net Debt, and Net Leverage.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Common Share
The following tables reconcile the Company’s net income (loss) and net income (loss) per common share calculated in accordance with GAAP to the non-GAAP financial measures of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Common Share:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income (loss) (GAAP)	$1,702	$5,620	$(7,752)	$7,322	$(5,231)
Impairments and other charges	2,816	—	7,905	2,816	7,905
Facility exit costs and other, net	2,107	2,292	1,031	4,399	1,031
Severance costs	1,169	955	153	2,124	520
Tax on adjustments	(1,019)	(682)	(249)	(1,701)	(326)
Tax benefit on restructuring of certain subsidiary legal entities	—	—	—	—	(3,111)
Adjusted Net Income (Loss) (non-GAAP)	$6,775	$8,185	$1,088	$14,960	$788

Adjusted Net Income (Loss) (non-GAAP)	$6,775	$8,185	$1,088	$14,960	$788

Weighted average common shares outstanding - basic	85,761	88,573	92,657	87,159	92,389
Dilutive effect of stock options and restricted stock awards	1,712	1,997	1,794	1,853	1,807
Weighted average common shares outstanding - diluted	87,473	90,570	94,451	89,012	94,196

Adjusted Net Income (Loss) Per Common Share - Diluted (non-GAAP):	$0.08	$0.09	$0.01	$0.17	$0.01

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following table reconciles the Company’s net income (loss) calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues	$183,256	$200,030	$194,144	$383,286	$370,582

Net income (loss) (GAAP)	$1,702	$5,620	$(7,752)	$7,322	$(5,231)
Interest expense, net	2,146	2,089	1,638	4,235	2,844
Provision (benefit) for income taxes	2,132	2,115	480	4,247	(2,344)
Depreciation and amortization	7,908	7,895	10,111	15,803	20,563
EBITDA (non-GAAP)	13,888	17,719	4,477	31,607	15,832
Impairments and other charges	2,816	—	7,905	2,816	7,905
Facility exit costs and other, net	1,944	2,292	761	4,236	761
Severance costs	1,169	955	153	2,124	520
Adjusted EBITDA (non-GAAP)	$19,817	$20,966	$13,296	$40,783	$25,018
Adjusted EBITDA Margin (non-GAAP)	10.8%	10.5%	6.8%	10.6%	6.8%

Free Cash Flow
The following table reconciles the Company’s net cash provided by (used in) operating activities calculated in accordance with GAAP to the non-GAAP financial measure of Free Cash Flow:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net cash provided by (used in) operating activities (GAAP)	$7,404	$29,444	$(25,801)	$36,848	$(23,011)
Capital expenditures	(8,375)	(6,972)	(1,894)	(15,347)	(9,515)
Proceeds from sale of property, plant and equipment	1,564	740	1,368	2,304	1,943
Free Cash Flow (non-GAAP)	$593	$23,212	$(26,327)	$23,805	$(30,583)

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following tables reconcile the Company’s segment operating income calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Fluids Systems	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues	$135,181	$144,174	$145,261	$279,355	$286,275
Operating income (GAAP)	$1,965	$3,466	$425	$5,431	$3,799
Depreciation and amortization	1,961	1,975	3,862	3,936	7,919
EBITDA (non-GAAP)	3,926	5,441	4,287	9,367	11,718
Impairments and other charges	2,816	—	—	2,816	—
Facility exit costs and other, net	1,944	2,292	—	4,236	—
Severance costs	148	955	84	1,103	235
Adjusted EBITDA (non-GAAP)	$8,834	$8,688	$4,371	$17,522	$11,953
Operating Margin (GAAP)	1.5%	2.4%	0.3%	1.9%	1.3%
Adjusted EBITDA Margin (non-GAAP)	6.5%	6.0%	3.0%	6.3%	4.2%

Industrial Solutions	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues	$48,075	$55,856	$48,883	$103,931	$84,307
Operating income (GAAP)	12,774	$14,483	$9,754	$27,257	$16,112
Depreciation and amortization	5,277	5,257	5,362	10,534	10,804
EBITDA (non-GAAP)	18,051	19,740	15,116	37,791	26,916
Severance costs	92	—	93	92	161
Adjusted EBITDA (non-GAAP)	$18,143	$19,740	$15,209	$37,883	$27,077
Operating Margin (GAAP)	26.6%	25.9%	20.0%	26.2%	19.1%
Adjusted EBITDA Margin (non-GAAP)	37.7%	35.3%	31.1%	36.5%	32.1%

Industrial Blending	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues	$—	$—	$—	$—	$—
Operating income (loss) (GAAP)	$—	$—	$(8,912)	$—	$(9,798)
Depreciation and amortization	—	—	270	—	540
EBITDA (non-GAAP)	—	—	(8,642)	—	(9,258)
Impairment	—	—	7,905	—	7,905
Facility exit costs and other, net	—	—	761	—	761
Severance costs	—	—	(24)	—	124
Adjusted EBITDA (non-GAAP)	$—	$—	$—	$—	$(468)

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin - Trailing Twelve Months (“TTM”)

Consolidated	Three Months Ended				TTM
(In thousands)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	June 30, 2023
Revenues	$219,853	$225,159	$200,030	$183,256	$828,298
Net income (GAAP)	$(24,595)	$8,992	$5,620	$1,702	$(8,281)
Interest expense, net	1,875	2,321	2,089	2,146	8,431
Provision (benefit) for income taxes	2,834	3,881	2,115	2,132	10,962
Depreciation and amortization	9,696	8,351	7,895	7,908	33,850
EBITDA (non-GAAP)	(10,190)	23,545	17,719	13,888	44,962
Impairments and other charges	29,417	—	—	2,816	32,233
Gain on divestiture	—	(3,596)	—	—	(3,596)
Facility exit costs and other, net	388	1,303	2,292	1,944	5,927
Severance costs	—	216	955	1,169	2,340
Adjusted EBITDA (non-GAAP)	$19,615	$21,468	$20,966	$19,817	$81,866
Adjusted EBITDA Margin (non-GAAP)	8.9%	9.5%	10.5%	10.8%	9.9%

Fluids Systems	Three Months Ended				TTM
(In thousands)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	June 30, 2023
Revenues	$168,621	$167,705	$144,174	$135,181	$615,681
Operating income (GAAP)	$(24,193)	$4,828	$3,466	$1,965	$(13,934)
Depreciation and amortization	3,598	2,358	1,975	1,961	9,892
EBITDA (non-GAAP)	(20,595)	7,186	5,441	3,926	(4,042)
Impairments and other charges	29,417	—	—	2,816	32,233
Gain on divestiture	—	(971)	—	—	(971)
Facility exit costs and other, net	—	1,000	2,292	1,944	5,236
Severance costs	—	163	955	148	1,266
Adjusted EBITDA (non-GAAP)	$8,822	$7,378	$8,688	$8,834	$33,722
Operating Margin (GAAP)	(14.3)%	2.9%	2.4%	1.5%	(2.3)%
Adjusted EBITDA Margin (non-GAAP)	5.2%	4.4%	6.0%	6.5%	5.5%

Industrial Solutions	Three Months Ended				TTM
(In thousands)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	June 30, 2023
Revenues	$51,232	$57,454	$55,856	$48,075	$212,617
Operating income (GAAP)	$10,036	$17,751	$14,483	$12,774	$55,044
Depreciation and amortization	5,367	5,482	5,257	5,277	21,383
EBITDA (non-GAAP)	15,403	23,233	19,740	18,051	76,427
Severance costs	—	53	—	92	145
Adjusted EBITDA (non-GAAP)	$15,403	$23,286	$19,740	$18,143	$76,572
Operating Margin (GAAP)	19.6%	30.9%	25.9%	26.6%	25.9%
Adjusted EBITDA Margin (non-GAAP)	30.1%	40.5%	35.3%	37.7%	36.0%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Net Debt and Net Leverage
The following table reconciles the Company’s total debt calculated in accordance with GAAP to the non-GAAP financial measures of Net Debt and Net Leverage:

(In thousands)	June 30, 2023	December 31, 2022	June 30, 2022
Current debt	$21,654	$22,438	$22,484
Long-term debt, less current portion	76,466	91,677	121,975
Total Debt	98,120	114,115	144,459
Less: cash and cash equivalents	(22,353)	(23,182)	(20,159)
Net Debt	$75,767	$90,933	$124,300

Adjusted EBITDA (non-GAAP) - TTM	$81,866	$66,101	$44,904

Net Leverage	0.9x	1.4x	2.8x
###